UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2024

INNOVEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19120 Kenswick Drive, Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 346-398-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	INVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2024, Innovex International, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Agreement”) with Downhole Well Solutions, LLC (“DWS”) and Taylor J. Janca, Chandler K. Janca and Avinash H. Cuddapah (collectively, the “Sellers”), pursuant to which the Company acquired 80% of the issued and outstanding equity securities of DWS from the Sellers (the “Acquisition”). The remaining 20% of the issued and outstanding equity securities of DWS are currently owned by Innovex Downhole Solutions, LLC, a wholly owned subsidiary of the Company. The Acquisition was completed simultaneously with the signing of the Agreement on November 29, 2024.

The aggregate purchase price for the Acquisition was $103.7 million, consisting of $68.0 million in cash (subject to closing and post-closing adjustments) and 1,918,558 shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”). $4.0 million of the purchase price (the “Impulse Litigation Holdback Amount”) was retained by the Company for purposes of funding any post-closing expenses and liabilities related to a patent infringement-related litigation matter to which DWS is a party, captioned Impulse Downhole Solutions Ltd., and Impulse Downhole Tools USA Ltd, v. Downhole Well Solutions, LLC, Civil Action No. 4:23-cv-02954, in the United States District Court for the Southern District of Texas Houston Division (the “Impulse Litigation”). The Company is entitled to a claw back of 80% of any post-closing expenses and liabilities related to the Impulse Litigation up to the Impulse Litigation Holdback Amount and will be responsible for any expenses and liabilities related to the Impulse Litigation that exceed the Impulse Litigation Holdback Amount. Upon the conclusion of the Impulse Litigation, the remaining balance of the Impulse Litigation Holdback Amount, if any, will be payable to the Sellers. The Agreement also includes customary representations, warranties and covenants by the parties. In addition, the Agreement provides for customary indemnification rights with respect to a breach of a representation, warranty or covenant by either party, subject to customary thresholds and caps on liability.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02. The issuance of 1,918,558 shares of Company Common Stock to the Sellers pursuant to the Agreement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The Company relied upon representations, warranties and agreements of each of the Sellers in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On December 2, 2024, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

On December 2, 2024, the Company posted an investor presentation related to the Acquisition (the “Presentation”) to its website, www.innovex-inc.com. A copy of the Presentation can be viewed at the website by first selecting “Investors” and then “Events & Presentations.”

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

The Company announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, and on the Company’s investor relations website (https://investors.innovex-inc.com) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1†	Equity Purchase Agreement, dated as of November 29, 2024, by and among Innovex International, Inc., Downhole Well Solutions, LLC and the Sellers

99.1	Press Release dated December 2, 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

†*

Schedules to the Equity Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule upon the request of the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVEX INTERNATIONAL, INC.

By:	/s/ Kendal Reed
Kendal Reed
Chief Financial Officer

Date: December 2, 2024